U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 29, 2016
ADVANCED EMISSIONS SOLUTIONS, INC.
(Name of registrant as specified in its charter)

Delaware	000-54992	27-5472457
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9135 South Ridgeline Boulevard, Suite 200, Highlands Ranch, CO	80129
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:    (720) 598-3500
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 29, 2016, Advanced Emissions Solutions, Inc. (the “Registrant”), a Delaware corporation, ADA-ES, Inc. (“ADA”), a Colorado corporation and wholly-owned subsidiary of the Registrant, and COBIZ Bank (the “Lender”), a Colorado corporation d/b/a Colorado Business Bank, entered into an Eighth Amendment and Ninth Waiver Regarding 2013 Loan and Security Agreement (the “Ninth Waiver”). The Ninth Waiver amends the maturity date of the 2013 Loan and Security Agreement entered into by ADA, as borrower, the Registrant, as guarantor, and the Lender on September 19, 2013, as amended (the “Line of Credit”), to November 27, 2016 and waives certain financial covenants of ADA and the Registrant through such date in exchange for payment of a fee and the Lender’s attorneys’ fees to prepare the Ninth Waiver. As a result of historically not being in compliance with certain covenants, ADA has no borrowing capacity under the Line of Credit and no amounts were drawn on the Line of Credit through the date of this filing. The Registrant is working to renegotiate the terms of the Line of Credit to enable ADA to have borrowing capacity to provide short-term liquidity for operating purposes. If negotiations are unsuccessful, the Registrant intends to take other measures to preserve or create liquidity.

The foregoing description of the Ninth Waiver does not purport to be complete and is qualified in its entirety by reference to the full text of the Ninth Waiver, which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Eighth Amendment and Ninth Waiver Regarding 2013 Loan and Security Agreement, dated August 29, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 1, 2016

Advanced Emissions Solutions, Inc.
Registrant

/s/ L. Heath Sampson
L. Heath Sampson
President, Chief Executive Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Eighth Amendment and Ninth Waiver Regarding 2013 Loan and Security Agreement, dated August 29, 2016.

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